FOR IMMEDIATE RELEASE

GABLES REPORTS FIRST QUARTER EARNINGS

BOCA RATON, FLORIDA - May 3, 2005 - Gables Residential (NYSE:GBP) (the "Company") today reported earnings for the first quarter. Net income available to common shareholders was $1.35 per diluted share.  Funds from operations ("FFO") available to common shareholders was $0.73 per diluted share.  Adjusted funds from operations ("AFFO") available to common shareholders was $0.39 per diluted share.   Each of these metrics includes the net benefit of approximately $0.27 per diluted share of non-recurring items as noted herein.  Excluding the impact of these non-recurring items, the Company's FFO was in line with the mid-point of its previous earnings guidance for the quarter.

"We continue to see portfolio-wide fundamentals strengthening.  Same store revenue growth continued this quarter and we have essentially completed the transformation of our portfolio to Established Premium Neighborhood locations with better growth potential.  Our development pipeline is progressing and we expect to see a meaningful increase in lease-up revenues as we move through this year and into 2006," noted David Fitch, CEO.

Net income available to common shareholders for the quarter was $39.8 million, or $1.35 per diluted share, compared to $5.0 million, or $0.17 per diluted share, for the comparable period of 2004.  The first quarter 2005 results included gains from real estate asset sales of $34.7 million, or $30.5 million, net of $4.2 million of minority interest, or $1.04 per diluted share.  The first quarter 2004 results included gains from real estate asset sales of $2.8 million, or $2.5 million, net of $0.3 million of minority interest, or $0.08 per diluted share.

The results for the first quarter of 2005 also included (1) a gain on sale of the Company's investment in Rent.com of $5.8 million and (2) net proceeds from an insurance settlement of $5.1 million associated with the Company's Gables State Thomas Ravello community, offset by $1.8 million of estimated costs associated with a preliminary agreement to settle the class action lawsuit filed in Florida in which the Company has been named a party.  These items aggregated $9.1 million and had a positive net impact of $0.27 per diluted share to each of the performance measures reported by the Company for the first quarter of 2005.  See "Other Significant Items" on page 5 of this press release for further information with respect to these matters.

FFO available to common shareholders for the quarter was $24.5 million, or $0.73 per diluted share, after a supplemental adjustment of $0.2 million to exclude debt extinguishment costs associated with the sale of real estate assets, or $24.3 million, or $0.73 per diluted share, including such costs.  FFO available to common shareholders for the first quarter of 2004 was $17.6 million, or $0.53 per diluted share.

AFFO available to common shareholders, which treats recurring value retention capital expenditures as period costs and includes economic gains and losses on asset sales, was $13.2 million, or $0.39 per diluted share, for the quarter, compared to $13.5 million, or $0.40 per diluted share, for the comparable period of 2004.   Economic gains and losses represent the gains and losses on sale in accordance with GAAP, less accumulated depreciation through the date of sale.  A reconciliation of net income to FFO and to AFFO is included on page 16.

This earnings release is available on Gables Residential's website at www.gables.com. Please click on "Investor Relations" then "Financial Information/Earnings Releases" or go directly to this web address: www.gables.com/q105earningsrelease.

The Company produces Earnings Release Supplements ("the Supplements") that provide detailed information regarding the financial position and operating results of the Company.  These Supplements are available via the Company's website and through e-mail distribution. Access to the Supplements through the Company's website is available at www.gables.com/financialreports.  If you would like to receive future press releases via e-mail, please register through the Company's website at www.gables.com/mailalerts. Some items referenced in the earnings release may require Adobe Acrobat 6.0 Reader. If you do not have Adobe Acrobat 6.0 Reader, you may download it at the following website: www.adobe.com/products/acrobat/readstep2.html.

The Company will host a conference call on Wednesday, May 4, 2005 at 11:00 a.m. Eastern Time.  Gables executives will discuss first-quarter earnings, earnings outlook for 2005, current activity and the local multifamily markets.  The conference call will be open to the public and will also be broadcast live on the Internet via Gables Residential's website at www.gables.com. To access the live broadcast, or to hear a playback which will be available for 12 months following the conference call, please click on "Investor Relations" then "Calendar of Events/Conference Calls" or go directly to this web address: www.gables.com/conferencecalls.

Those listening by phone should call in 5-10 minutes before the scheduled conference time.  US/Canada participants should call (888) 396-2384.  International callers or those in the 617 area code should call (617) 847-8711.  The passcode to participate in the call is 85287408.  A playback will be available from 1:00 p.m. Eastern Time on Wednesday, May 4, 2005 until 5:00 p.m. Eastern Time on Wednesday, May 11, 2005.  US/Canada participants should call (888) 286-8010.  International callers or those in the 617 area code should call (617) 801-6888.  The passcode for the playback is 11318591.

Same-Store Operating Results for the First Quarter 2005

On a year-over-year basis, total property revenues increased 1.8% and property operating and maintenance expenses increased 2.8%, resulting in a 1.1% increase in property net operating income ("NOI") for the first quarter.  On a sequential-quarter basis, total property revenues increased 0.7% and property operating and maintenance expenses increased 3.7%, resulting in a 1.2% decrease in property NOI.  The number of apartment homes included in both the year-over-year and sequential same-store results represents approximately 71% of the Company's total stabilized portfolio at March 31, 2005.  The Company does not include its proportionate share of joint venture results in its same-store pool of assets.  A detail of the year-over-year and sequential-quarter same-store results by market is presented on pages 18 and 19, respectively.

Investment and Disposition Activity

 During the quarter, the Company acquired the following two EPN operating real estate assets for approximately $92 million:  Gables Lenox Hills, comprised of 480 apartment homes in Atlanta, and the nine-story high-rise Gables Camino Real, comprised of 235 apartment homes in Boca Raton.

The Company has $323 million of assets in various stages of development with approximately $206 million of costs remaining to be incurred at March 31, 2005.  In addition, the Company has development rights for the future development of an estimated 2,558 apartment homes in 11 communities for total budgeted costs estimated to be approximately $425 million as outlined on page 30 in the press release including the Supplements.

During the quarter, the Company sold six assets (four in suburban Atlanta, one in Memphis and one in Orlando) comprised of 1,879 apartment homes for a total of $127.3 million.  The related gain on sale of real estate assets in accordance with GAAP was approximately $34.7 million, or $1.04 per diluted share, and debt extinguishment costs were approximately $0.2 million.  The economic loss for these sale transactions was approximately $9.5 million, or $0.28 per diluted share, after taking into account $0.2 million of associated debt extinguishment costs and $44.0 million of accumulated depreciation.  The buyers of the four Atlanta assets and the Memphis asset assumed a total of $67.1 million of variable-rate tax-exempt debt in connection with such transactions.

Subsequent to quarter end, the Company acquired two EPN operating communities comprised of 354 apartment homes and 14,351 square feet of retail space in Dallas for approximately $34 million.  In addition, the Company sold Gables Beach Park in Tampa, comprised of 166 apartment homes, to a condominium converter for $41.2 million.  The Company expects to record a gain on sale of real estate assets in accordance with GAAP of approximately $18.7 million, or $0.56 per diluted share, in the second quarter of 2005 associated with this transaction.  This transaction is expected to result in an economic gain of approximately $17.8 million, or $0.54 per diluted share, after taking into account $0.9 million of accumulated depreciation.

Other Significant Items

During the quarter, the Company recorded a gain of approximately $5.8 million, or $0.17 per diluted share, from the sale of its investment in Rent.com via eBay Inc.'s acquisition of Rent.com.  During the quarter, the Company also recorded a net reduction to expenses of $3.3 million, or $0.10 per diluted share, in connection with (1) $5.1 million of net proceeds pertaining to its settlement of insurance claims associated with previous water-infiltration issues at its Gables State Thomas Ravello community in Dallas, offset by (2) $1.8 million of estimated costs associated with a preliminary agreement to settle the class action lawsuit in Florida in which the Company has been named a party.

The class action lawsuit alleges that fees charged when residents terminate their leases prior to the end of term or terminate without sufficient notice are not in compliance with state law.  The preliminary agreement to settle the lawsuit is subject to court approval once finalized between the parties and published to the class.  The charge of $1.8 million represents an estimate and is comprised of two components:  (1) expected plaintiffs' attorneys fees and other costs of the settlement of approximately $1.2 million, payable upon court approval of the settlement, and (2) an estimate of $0.6 million for the amount of contested fees the Company expects to be substantiated by eligible class members who elect to make a claim, payable if and when proven according to procedures included in the settlement.  The proposed settlement caps the Company's liability for contested fees at $3.0 million, with no minimum and requires that $350,000 be initially placed into an escrow account controlled by the Company to pre-fund the payment of expected claims.  There can be no assurance that the settlement of the class action lawsuit will be finalized as currently proposed or that actual contested fees paid will not ultimately exceed the Company's current estimate.

Capital and Financing Activity

During the quarter, the Company acquired approximately $19.7 million of common shares and Operating Partnership units presented for redemption pursuant to its common share repurchase program at an average price per share of $34.81.  The Company also issued $150 million of 5.00% senior unsecured notes for a term of five years.  Proceeds of the offering were used to repay $100 million of 6.80% senior unsecured notes that matured March 15, 2005 and to reduce outstanding borrowings under the Company's credit facilities.  In addition, the Company replaced its $300 million unsecured revolving credit facility with a $400 million unsecured revolving credit facility that has an initial maturity date of June 2008.  The credit facility includes a pricing grid based on the Company's investment grade ratings that is currently set at LIBOR plus 70 basis points for syndicated borrowings.  The facility includes a competitive bid option for up to 50% of the $400 million commitment amount, or $200 million.  This option allows participating banks to bid to provide loans to the Company at rates that are lower than the stated rate for syndicated borrowings.

Management Promotion

During the last ninety days, the Company announced the promotions of Mr. David Fitch to Chief Executive Officer, Mr. Joe Wilber to Senior Vice President - Investments East and Ms. Sue Ansel to Chief Operating Officer.  Mr. Chris Wheeler has transitioned from CEO to Executive Chairman.  Mr. Fitch has also been appointed to the Company's Board of Trustees.

Earnings Guidance

The Company's guidance for the second quarter of 2005 and the full year 2005 for net income, FFO and AFFO available to common shareholders on a diluted per share basis is disclosed and reconciled below:

Second Quarter 2005:	Range
	Low-End	High-End
Expected net income available to common shareholders	$0.59	$0.61
Add: Expected real estate asset depreciation and amortization	0.44	0.44
Less: Expected gain on sale of operating real estate assets	-0.56	-0.56
Expected FFO available to common shareholders	$0.47	$0.49
Less: Expected recurring value retention capital expenditures	-0.08	-0.07
Add: Expected economic gain on sale of operating real estate	0.54	0.54
Expected AFFO available to common shareholders	$0.93	$0.96

Same-Store Operating Assumptions to the Company's Guidance (1):
Total property revenues	+2.00%	+2.75%
Property operating and maintenance expenses	+6.75%	+4.75%
Property net operating income (NOI)	-0.75%	+1.50%

(1) Represents the projected change from the second quarter 2004 to the second quarter 2005.

Full Year 2005:	Range
	Low-End	High-End
Expected net income available to common shareholders	$3.71	$4.09
Add: Expected real estate asset depreciation and amortization	1.82	1.82
Less: Expected gain on sale of operating real estate assets	-3.25	-3.43
Expected FFO available to common shareholders	$2.28	$2.48
Less: Expected recurring value retention capital expenditures	-0.27	-0.23
Add: Expected economic gain on sale of operating real estate	0.86	1.04
Expected AFFO available to common shareholders	$2.87	$3.29

Same-Store Operating Assumptions to the Company's Guidance (2):
Total property revenues	+2.00%	+2.50%
Property operating and maintenance expenses	+3.25%	+2.00%
Property net operating income (NOI) (3)	+1.25%	+3.00%

(2) Represents the projected change from 2004 to 2005. (3) A 1.0% increase or decrease in same-store property NOI for the year has an approximate $0.03 impact on FFO per diluted share.

      The Company's guidance estimates for net income, FFO and AFFO for the full year 2005 include $0.12 per diluted share on the high-end of the range associated with the potential sale of a parcel of undeveloped land.  The low-end of the range assumes that the transaction does not occur.

Discontinued Operations

The Company adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," effective January 1, 2002.  This standard requires, among other things, that operating results of certain real estate assets sold or held for sale subsequent to January 1, 2002, be reflected as discontinued operations in the statements of operations for all periods presented.  The Company evaluates, in the ordinary course of its business, the continued ownership of its assets relative to available opportunities to acquire and develop new assets and relative to available equity and debt capital financing.  The Company sells assets if it determines that such sales are the most attractive sources of capital for redeployment in its business, for repayment of debt, for repurchases of stock, and for other uses.  The Company expects to reclassify historical operating results whenever necessary in order to comply with the requirements of SFAS No. 144.

Non-GAAP Financial Measures and Other Terms

 This release, including the Supplements, contains certain non-GAAP financial measures and other terms.  The Company's definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable.  The non-GAAP financial measures referred to below should not be considered as alternatives to net income or other GAAP measures as indicators of the Company's performance.  Additional information regarding these items and other non-GAAP financial measures and terms used in this release, including the Supplements, can be found elsewhere herein.

 Funds From Operations (FFO) is used by industry analysts and investors as a supplemental operating performance measure of an equity real estate investment trust ("REIT").  The Company calculates FFO in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT").  FFO, as defined by NAREIT, represents net income (loss) determined in accordance with generally accepted accounting principles ("GAAP"), excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets as defined under GAAP, plus certain non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

 Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time.  Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.  Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income.  The use of FFO, combined with the required primary GAAP presentations, has improved the understanding of operating results of REITs among the investing public and made comparisons of REIT operating results more meaningful.  Management generally considers FFO to be a useful measure for reviewing the comparative operating and financial performance of the Company (although it should be reviewed in conjunction with net income which remains the primary measure of performance) because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO can help users compare the operating performance of a company's real estate between periods or as compared to different companies.

        The Company presents FFO with a supplemental adjustment to exclude debt extinguishment costs associated with the sale of real estate assets.  These debt extinguishment costs are incurred when the sale of an asset encumbered by debt requires the Company to pay the extinguishment costs prior to the debt's stated maturity and to write-off unamortized loan costs at the date of the extinguishment.  Such costs are excluded from the gain on sale of real estate assets reported in accordance with GAAP.  However, the Company views the debt extinguishment costs associated with the sale of real estate assets as an incremental cost of the sale transaction because the Company extinguished the debt in connection with the consummation of the sale transaction and the Company had no intent to extinguish the debt absent such transaction.  The Company believes that this supplemental adjustment more appropriately reflects the results of its operations exclusive of the impact of its sale transactions.

        Adjusted Funds From Operations (AFFO) represents FFO less recurring value retention capital expenditures, plus economic gains and losses from sales of previously depreciated operating real estate assets.  The Company believes AFFO is a useful supplemental operating performance metric because AFFO results in a more comprehensive evaluation of the way the Company operates its business.  The Company modified its definition of AFFO for reporting purposes in the second quarter of 2004 to include economic gains and losses from sales of previously depreciated operating real estate assets because the Company believes inclusion of economic gains and losses on asset sales reflects the results of its investment activities which are a fundamental component of its business strategy.  Prior period presentation of AFFO has been conformed accordingly.  Management generally considers AFFO to be a useful measure for reviewing the comparative operating and financial performance of the Company (although it should be reviewed in conjunction with net income which remains the primary measure of performance) because by including gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, AFFO can help users understand the financial performance of a company's operating and investment results over time.

Economic Gains and Losses on Sale of Real Estate Assets represent the gains or losses on sale in accordance with GAAP, less accumulated depreciation through the date of sale.  As such, economic gains and losses reflect the cash proceeds from a sale less the cash invested in the sold community.  The Company treats debt extinguishment costs associated with the sale as a reduction to the economic gains and losses because it believes such costs represent an incremental cost of the sale transaction.

Recurring Value Retention Capital Expenditures represent costs typically incurred every year during the life of a community, such as expenditures for carpet, vinyl flooring, appliances, mechanical equipment and fixtures.  To the extent such costs are incurred in connection with a major renovation of a community, they are excluded from this category.

Non-recurring Capital Expenditures represent costs that are generally incurred in connection with a major project impacting an entire community, such as roof replacement, parking lot resurfacing, exterior painting and siding replacement.  These costs are not incurred on a regular basis and may not occur or reoccur during the anticipated hold period of an asset.  To the extent such costs are incurred in connection with a major renovation of a community, they are excluded from this category.

Value Enhancing Capital Expenditures represent costs for which an incremental value is expected to be achieved from increasing the NOI potential for a community or recharacterizing the quality of the income stream with an anticipated reduction in potential sales cap rate for items such as replacement of wood siding with a masonry-based Hardi-Board product, amenity upgrades and additions, installation of security gates and additions of covered parking.  To the extent such costs are incurred in connection with a major renovation of a community, they are excluded from this category.

Property Net Operating Income (NOI) is used by industry analysts, investors and Company management to measure operating performance of the Company's properties.  NOI represents total property revenues less property operating and maintenance expenses (as reflected in the accompanying statements of operations).  Accordingly, NOI excludes certain expenses included in the determination of net income such as property management and other indirect operating expenses, interest expense and depreciation and amortization expense.  These items are excluded from NOI in order to provide results that are more closely related to a property's results of operations.  Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level.  As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property's performance.  Real estate asset depreciation and amortization is excluded from NOI for the same reasons that it is excluded from FFO pursuant to NAREIT's definition.

 Stabilized Occupancy is defined as the earlier to occur of (i) 93% physical occupancy or (ii) one year after completion of construction.  For purposes of evaluating comparative operating performance, the Company categorizes its operating communities based on the period each community reaches a stabilized occupancy and operating expense level.  For purposes of the period-end community charts, once a development community has reached a stabilized occupancy level, it is reclassified from the Development/Lease-up Communities chart to the Stabilized Communities chart.

 Physical Occupancy represents gross potential rent less physical vacancy loss as a percentage of gross potential rent.

 Economic Occupancy represents actual rent revenue earned divided by gross potential rent.  Thus, economic occupancy differs from physical occupancy in that it takes into account concessions, non-revenue producing apartment homes and delinquencies.

        Gross Potential Rent is determined by valuing occupied apartment homes at contract rates and vacant units at market rates.

        Income Available for Debt Service and Preferred Dividends represents net income available to common shareholders before interest expense and credit enhancement fees, preferred dividends, original issuance costs associated with redemption of preferred shares, income taxes, depreciation, amortization, minority interest, gain on sale of real estate assets, debt extinguishment costs associated with the sale of real estate assets, long-term compensation expense, extraordinary items and unusual items, all from both continuing and discontinued operations, as applicable.  Management generally considers income available for debt service and preferred dividends to be an appropriate supplemental measure to net income of the operating performance of the Company because it helps investors to understand the ability of the Company to incur and service its debt and preferred stock obligations.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This release, including the Supplements, contains forward-looking statements within the meaning of federal securities laws.  These forward-looking statements reflect the Company's current views with respect to the future events or financial performance discussed in this release, based on management's beliefs and assumptions and information currently available.  When used, the words "believe," "anticipate," "estimate," "project," "should," "expect," "plan," "assume" and similar expressions that do not relate solely to historical matters identify forward-looking statements.  Forward-looking statements in this release include, without limitation, statements relating to the Company's ability to produce total returns through monthly dividends and share price changes that exceed the NAREIT apartment sector index and the Company's ability to achieve its expectations for second quarter 2005 and full year 2005 earnings (which include assumptions with respect to: property revenues, property operating and maintenance expenses, property net operating income, corporate general and administrative expense, and interest rates; the timing, volume and pricing of dispositions of assets and realized economic gains therefrom; the timing, terms and volume of redeployment of capital in the Company's business, which is affected by continued pressure on initial investment yields on acquisitions and the relative returns from development versus acquisitions; the timing of completion and lease-up of communities under construction; projected acquisition and financing activities through joint ventures; and estimated costs associated with the Company's preliminary agreement to settle the class action lawsuit filed in Florida in which the Company has been named a party).  Forward-looking statements are subject to risks, uncertainties and assumptions and are not guarantees of future events or performance, which may be affected by known and unknown risks, trends and uncertainties.  Should one or more of these risks or uncertainties materialize, or should the Company's assumptions prove incorrect, actual results may vary materially from those anticipated, projected or implied in the forward-looking statements.  Factors that may cause such a variance include, among others:

local and national economic and market conditions, including changes in occupancy rates, rental rates, and job growth; the demand for apartment homes in the Company's current and proposed markets; the uncertainties associated with the Company's current real estate development, including actual costs exceeding the Company's budgets; changes in construction costs; construction delays due to the unavailability of materials or weather conditions; the failure to sell assets on favorable terms, in a timely manner or at all; the failure of acquisitions to yield anticipated results; the cost and availability of financing; changes in interest rates; competition; the effects of the Company's accounting and other policies; and additional factors discussed from time to time in the Company's filings with the Securities and Exchange Commission.  The Company expressly disclaims any responsibility to update forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or otherwise.

About Gables

With a mission of Taking Care of the Way People Live®, Gables Residential has received national recognition for excellence in the management, development, acquisition and construction of luxury multifamily communities in high job growth markets. The Company's strategic objective is to produce total returns through monthly dividends and share price changes that exceed the NAREIT apartment sector index.

The Company has a research-driven strategy focused on markets characterized by high job growth and resiliency to national economic downturns. Within these markets, the Company targets Established Premium Neighborhoods ™ (EPN) generally defined as areas with high per square foot prices for single-family homes. By investing in resilient, demand-driven markets and EPN ™ locations with barriers to entry, the Company expects to achieve its strategic objective.

The Company is one of the largest apartment operators in the nation and currently manages 41,241 apartment homes in 160 communities, including the 79 communities it owns with 20,572 stabilized apartment homes primarily in Atlanta, Houston, South Florida, Austin, Dallas, Washington, D.C. and San Diego/Inland Empire and has an additional 11 communities with 2,673 apartment homes under development or lease-up. For further information, please contact Gables Investor Relations at (800) 371-2819 or access Gables Residential's website at www.gables.com.

GABLES RESIDENTIAL
Consolidated Statements of Operations
March 31, 2005
(Unaudited and amounts in thousands, except for per share data)

	Three months ended
	March 31,
	2005	2004
Revenues:
Rental revenues	$ 49,758	$ 44,807
Other property revenues	3,667	3,391
Total property revenues	53,425	48,198

Property management revenues	2,234	2,154
Ancillary services revenues	1,079	1,214
Interest income	87	8
Other revenues	298	406
Total other revenues	3,698	3,782

Total revenues	57,123	51,980

Expenses:
Property operating and maintenance (exclusive of items shown below)	20,103	17,763
Real estate asset depreciation and amortization	12,487	11,791
Property management (owned and third party)	4,576	4,286
Ancillary services	865	1,064
Interest expense and credit enhancement fees	11,521	9,352
Amortization of deferred financing costs	492	414
General and administrative	3,150	2,974
Corporate asset depreciation and amortization	925	498
Unusual items	(3,300)	-
Total expenses	50,819	48,142

Income from continuing operations before equity in income of joint ventures,
gain on sale and minority interest	6,304	3,838

Equity in income of joint ventures	485	484
Gain on sale of technology investment	5,838	-
Minority interest of common unitholders in Operating Partnership	(1,233)	(274)

Income from continuing operations	11,394	4,048

Operating income from discontinued operations, net of minority interest	216	1,114
Gain on sale of discontinued operations, net of minority interest	30,539	2,079
Debt extinguishment costs associated with the sale of real estate assets,
net of minority interest	(137)	-
Income from discontinued operations, net of minority interest	30,618	3,193

Net income	42,012	7,241

Dividends to preferred shareholders	(2,194)	(2,194)

Net income available to common shareholders	$ 39,818	$ 5,047

Weighted average number of common shares outstanding - basic	29,420	28,981
Weighted average number of common shares outstanding - diluted	33,479	33,425

Per Common Share Information-Basic:
Income from continuing operations (net of preferred dividends)	$ 0.31	$ 0.06
Income from discontinued operations, net of minority interest	$ 1.04	$ 0.11
Net income available to common shareholders	$ 1.35	$ 0.17

Per Common Share Information-Diluted:
Income from continuing operations (net of preferred dividends)	$ 0.31	$ 0.06
Income from discontinued operations	$ 1.04	$ 0.11
Net income available to common shareholders	$ 1.35	$ 0.17

GABLES RESIDENTIAL
Funds From Operations and Adjusted Funds From Operations
March 31, 2005
(Unaudited and amounts in thousands, except for per share data)

	Three months ended
	March 31,
	2005	2004

Net income available to common shareholders	$ 39,818	$ 5,047

Minority interest of common unitholders in Operating Partnership:
Continuing operations	1,233	274
Discontinued operations	4,168	469
Total	5,401	743

Real estate asset depreciation and amortization:
Wholly-owned real estate assets - continuing operations	12,487	11,791
Wholly-owned real estate assets - discontinued operations	72	2,433
Joint venture real estate assets	1,254	391
Total	13,813	14,615

Gain on sale of operating real estate assets:
Wholly-owned real estate assets - discontinued operations	(34,697)	(2,382)
Joint venture real estate assets	-	(432)
Total	(34,697)	(2,814)

FFO available to common shareholders - diluted (a)	$ 24,335	$ 17,591

Debt extinguishment costs associated with the sale of real estate assets	156	-

FFO available to common shareholders, after a supplemental
adjustment to exclude debt extinguishment costs associated
with the sale of real estate assets - diluted (b)	$ 24,491	$ 17,591

Recurring value retention capital expenditures:
Carpet and flooring	(995)	(1,045)
Appliances	(116)	(166)
Other additions and improvements	(694)	(873)
Total	(1,805)	(2,084)

Economic gain (loss) on sale of operating real estate assets:
Gain on sale of operating real estate assets	34,697	2,814
Less: accumulated depreciation	(44,050)	(4,798)
Less: debt extinguishment costs associated with the sale of
real estate assets	(156)	-
Economic gain (loss) on sale of operating real estate assets	(9,509)	(1,984)

AFFO available to common shareholders - diluted (c)	$ 13,177	$ 13,523

Average common shares outstanding - basic (d)	29,420	28,981
Incremental shares from assumed conversions of:
Common units	3,959	4,296
Stock options	80	135
Other	20	13
Average common shares outstanding - diluted (e)	33,479	33,425

Ownership of Operating Partnership's average common units outstanding:
Gables Residential (f)	88.14%	87.09%
Minority interest	11.86%	12.91%
Total	100.00%	100.00%

Per common share data - basic:
FFO available to common shareholders ((a)*(f))/(d)	$ 0.73	$ 0.53
FFO available to common shareholders, after a supplemental
adjustment to exclude debt extinguishment costs associated
with the sale of real estate assets ((b)*(f))/(d)	$ 0.73	$ 0.53
AFFO available to common shareholders ((c)*(f))/(d)	$ 0.39	$ 0.41

Per common share data - diluted:
FFO available to common shareholders (a)/(e)	$ 0.73	$ 0.53
FFO available to common shareholders, after a supplemental
adjustment to exclude debt extinguishment costs associated
with the sale of real estate assets (b)/(e)	$ 0.73	$ 0.53
AFFO available to common shareholders (c)/(e)	$ 0.39	$ 0.40

GABLES RESIDENTIAL
Net Income, FFO, AFFO and Dividends - Five Year History
March 31, 2005
(Unaudited and amounts in thousands, except for per share data)
						Three Months
						Ended
	Years ended December 31,					March 31,
	2000	2001	2002	2003	2004	2005

Net income available to common shareholders	$ 57,579	$ 55,074	$ 45,661	$ 49,062	$ 82,892	$ 39,818
Add: Minority interest of common unitholders in Operating Partnership	16,359	14,249	11,077	9,690	11,901	5,401
Add: Real estate asset depreciation and amortization	45,289	49,313	49,400	53,989	57,991	13,813
Less: Gain on sale of operating real estate assets	(28,622)	(34,110)	(30,346)	(37,693)	(73,341)	(34,697)

FFO available to common shareholders - diluted	90,605	84,526	75,792	75,048	79,443	24,335
Add: Debt extinguishment costs associated with the sale of real estate assets	-	-	-	-	1,623	156

FFO available to common shareholders, after a supplemental adjustment to exclude
debt extinguishment costs associated with the sale of real estate assets - diluted	90,605	84,526	75,792	75,048	81,066	24,491
Less: Recurring value retention capital expenditures	(10,910)	(11,797)	(13,077)	(10,498)	(9,775)	(1,805)
Add: Economic gain (loss) on sale of operating real estate assets:
Gain on sale of operating real estate assets per GAAP	28,622	34,110	30,346	37,693	73,341	34,697
Less: accumulated depreciation	(19,232)	(13,114)	(13,393)	(20,725)	(49,981)	(44,050)
Less: debt extinguishment costs associated with the sale of real estate assets	-	-	-	-	(1,623)	(156)
Economic gain (loss) on sale of operating real estate assets	9,390	20,996	16,953	16,968	21,737	(9,509)

AFFO available to common shareholders - diluted	$ 89,085	$ 93,725	$ 79,668	$ 81,518	$ 93,028	$ 13,177

Average common shares outstanding - diluted	30,439	30,314	30,684	31,452	33,559	33,479

Per common share data - diluted:
Net income available to common shareholders	$ 2.43	$ 2.29	$ 1.85	$ 1.87	$ 2.82	$ 1.35
FFO available to common shareholders	$ 2.98	$ 2.79	$ 2.47	$ 2.39	$ 2.37	$ 0.73
FFO available to common shareholders, after a supplemental adjustment to
exclude debt extinguishment costs associated with the sale of real estate assets	$ 2.98	$ 2.79	$ 2.47	$ 2.39	$ 2.42	$ 0.73
Recurring value retention capital expenditures	$ (0.36)	$ (0.39)	$ (0.43)	$ (0.33)	$ (0.29)	$ (0.05)
Economic gain (loss) on sale of operating real estate assets	$ 0.31	$ 0.69	$ 0.55	$ 0.54	$ 0.65	$ (0.28)
AFFO available to common shareholders	$ 2.93	$ 3.09	$ 2.60	$ 2.59	$ 2.77	$ 0.39

Dividends	$ 2.20	$ 2.34	$ 2.41	$ 2.41	$ 2.41	$ 0.60

AFFO available to common shareholders less dividends	$ 0.73	$ 0.75	$ 0.19	$ 0.18	$ 0.36	$ (0.21)

GABLES RESIDENTIAL
Results of Property Operations - Year-over-Year Comparisons - First Quarter
March 31, 2005
(Unaudited and amounts in thousands, except for property data)

The combined operating performance for all of the Company's wholly-owned communities that are included in continuing operations for the three months ended March 31, 2005 ("1Q 2005") and March 31, 2004 ("1Q 2004") is as follows:

				Number of
				1Q 2005
				Apt. Homes	1Q 2005	1Q 2004	$ Change	% Change
Rental and other property revenues:
Same-store communities (1)				13,454	$ 40,898	$ 40,194	$ 704	1.8%	(A)
Triple net master lease communities				728	1,864	1,861	3	0.2%
Communities stabilized in 1Q 2005, but not in 1Q 2004				1,503	5,355	1,196	4,159	347.7%
Communities not stabilized in 1Q 2005 (2)				2,390	5,308	2,243	3,065	136.6%
Sold communities (3)				-	-	2,704	(2,704)	-100.0%
Total property revenues				18,075	$ 53,425	$ 48,198	$ 5,227	10.8%

Property operating and maintenance expenses (4):
Same-store communities (1)					$ 15,573	$ 15,155	$ 418	2.8%	(A)
Triple net master lease communities					218	215	3	1.4%
Communities stabilized in 1Q 2005, but not in 1Q 2004					2,239	506	1,733	342.5%
Communities not stabilized in 1Q 2005 (2)					2,073	844	1,229	145.6%
Sold communities (3)					-	1,043	(1,043)	-100.0%
Total property operating and maintenance expenses					$ 20,103	$ 17,763	$ 2,340	13.2%

Property net operating income (NOI) (5):
Same-store communities (1)					$ 25,325	$ 25,039	$ 286	1.1%	(A)
Triple net master lease communities					1,646	1,646	-	0.0%
Communities stabilized in 1Q 2005, but not in 1Q 2004					3,116	690	2,426	351.6%
Communities not stabilized in 1Q 2005 (2)					3,235	1,399	1,836	131.2%
Sold communities (3)					-	1,661	(1,661)	-100.0%
Total property net operating income (NOI)					$ 33,322	$ 30,435	$ 2,887	9.5%

Total property NOI as a percentage of total property revenues					62.4%	63.1%	-	-0.7%

(1) Communities that were owned and fully stabilized throughout both 1Q 2005 and 1Q 2004 ("same-store").
(2) Communities that were under development/lease-up, in renovation or not fully operational, acquired, or had not reached a stabilized operating expense level subsequent to January 1, 2005, as applicable. Includes the results of Belmar, Gables Camino Real, Gables Floresta, Gables Grandview, Gables Lenox Hills,
Gables Rock Springs I, II and III and Gables Town Place.
(3) Communities that were sold subsequent to January 1, 2004. Includes the results of Gables Palma Vista, Gables Wellington and Gables Woodley Park which are now owned by the Company's NYSTRS joint ventures that were formed during 2004.
(4) Represents direct property operating and maintenance expenses as reflected in the Company's consolidated statements of operations and excludes certain expenses included in the determination of net income such as property management and other indirect operating expenses, interest expense and depreciation and amortization expense.
(5) Calculated as total property revenues less property operating and maintenance expenses as reflected above.

(A) Additional information for the 53 same-store communities by market is as follows:

	Number of	% of	Physical	Economic	% Change from 1Q 2004 to 1Q 2005 in
	Apartment	1Q 2005	Occupancy	Occupancy	Economic
Market	Homes	NOI	in 1Q 2005	in 1Q 2005	Occupancy	Revenues	Expenses	NOI

South Florida	2,398	23.1%	96.7%	95.6%	3.2%	6.6%	4.6%	7.6%
Houston	3,857	22.9%	95.0%	94.0%	1.8%	-1.0%	2.1%	-3.1%
Atlanta	3,322	21.6%	93.8%	92.3%	1.5%	1.3%	3.9%	-0.3%
Austin	1,916	15.5%	95.2%	94.1%	2.1%	1.7%	-5.3%	6.4%
Dallas	1,879	15.1%	93.7%	92.6%	1.1%	0.4%	8.6%	-4.6%
Washington, D.C.	82	1.8%	95.9%	95.7%	1.7%	2.5%	-1.5%	4.3%
Totals	13,454	100.0%	94.9%	93.8%	2.0%	1.8%	2.8%	1.1%

GABLES RESIDENTIAL
Results of Property Operations - Sequential-Quarter Comparisons
March 31, 2005
(Unaudited and amounts in thousands, except for property data)

The combined operating performance for all of the Company's wholly-owned communities that are included in continuing operations for the three months ended March 31, 2005 ("1Q 2005") and December 31, 2004 ("4Q 2004") is as follows:

				Number of
				1Q 2005
				Apt. Homes	1Q 2005	4Q 2004	$ Change	% Change
Rental and other property revenues:						(6)
Same-store communities (1)				13,454	$ 40,898	$ 40,633	$ 265	0.7%	(A)
Triple net master lease communities				728	1,864	1,839	25	1.4%
Communities stabilized in 1Q 2005, but not in 4Q 2004				1,503	5,355	5,338	17	0.3%
Communities not stabilized in 1Q 2005 (2)				2,390	5,308	4,284	1,024	23.9%
Sold communities (3)				-	-	2	(2)	-100.0%
Total property revenues				18,075	$ 53,425	$ 52,096	$ 1,329	2.6%

Property operating and maintenance expenses (4):
Same-store communities (1)					$ 15,573	$ 15,013	$ 560	3.7%	(A)
Triple net master lease communities					218	193	25	13.0%
Communities stabilized in 1Q 2005, but not in 4Q 2004					2,239	1,617	622	38.5%
Communities not stabilized in 1Q 2005 (2)					2,073	1,395	678	48.6%
Sold communities (3)					-	47	(47)	-100.0%
Total property operating and maintenance expenses					$ 20,103	$ 18,265	$ 1,838	10.1%

Property net operating income (NOI) (5):
Same-store communities (1)					$ 25,325	$ 25,620	$ (295)	-1.2%	(A)
Triple net master lease communities					1,646	1,646	-	0.0%
Communities stabilized in 1Q 2005, but not in 4Q 2004					3,116	3,721	(605)	-16.3%
Communities not stabilized in 1Q 2005 (2)					3,235	2,889	346	12.0%
Sold communities (3)					-	(45)	45	-100.0%
Total property net operating income (NOI)					$ 33,322	$ 33,831	$ (509)	-1.5%

Total property NOI as a percentage of total property revenues					62.4%	64.9%	-	-2.5%

(1) Communities that were owned and fully stabilized throughout both 1Q 2005 and 4Q 2004 ("same-store").
(2) Communities that were under development/lease-up, in renovation or not fully operational, acquired, or had not reached a stabilized operating expense level subsequent to January 1, 2005, as applicable. Includes the results of Belmar, Gables Camino Real, Gables Floresta, Gables Grandview, Gables Lenox Hills,
Gables Rock Springs I, II and III and Gables Town Place.
(3) Communities that were sold subsequent to October 1, 2004. Includes the results of Gables Woodley Park which became a part of the Company's NYSTRS joint venture arrangements in October 2004.
(4) See (4) on page 18.
(5) Calculated as total property revenues less property operating and maintenance expenses as reflected above.
(6) The results reported for 4Q 2004 in the earnings release dated January 31, 2005 have been restated to reflect the results of Gables Cordova as discontinued operations pursuant to SFAS No. 144. Gables Cordova was sold in 1Q 2005 and contributed $865 in total property revenues, $492 in property operating and maintenance expenses and $373 in property NOI to the 4Q 2004 results.

(A) Additional information for the 53 same-store communities by market is as follows:

	Number of	% of	Physical	Economic	% Change from 4Q 2004 to 1Q 2005 in
	Apartment	1Q 2005	Occupancy	Occupancy	Economic
Market	Homes	NOI	in 1Q 2005	in 1Q 2005	Occupancy	Revenues	Expenses	NOI

South Florida	2,398	23.1%	96.7%	95.6%	0.5%	0.8%	-3.6%	3.1%
Houston	3,857	22.9%	95.0%	94.0%	1.3%	0.5%	6.1%	-3.2%
Atlanta	3,322	21.6%	93.8%	92.3%	0.6%	0.5%	7.2%	-3.3%
Austin	1,916	15.5%	95.2%	94.1%	1.7%	1.4%	-3.8%	4.7%
Dallas	1,879	15.1%	93.7%	92.6%	0.2%	0.5%	11.5%	-5.9%
Washington, D.C.	82	1.8%	95.9%	95.7%	-1.5%	-0.8%	14.1%	-5.9%
Totals	13,454	100.0%	94.9%	93.8%	0.8%	0.7%	3.7%	-1.2%

GABLES RESIDENTIAL
Consolidated Statements of Operations - SFAS No. 144 - First Quarter
March 31, 2005
(Unaudited and amounts in thousands)

	Three months ended			Three months ended
	March 31, 2005			March 31, 2004
	As	Discontinued	Pre SFAS	As	Discontinued	Pre SFAS
	Reported	Operations	No. 144	Reported	Operations	No. 144
Revenues:
Rental revenues	$ 49,758	$ 1,147	$ 50,905	$ 44,807	$ 9,494	$ 54,301
Other property revenues	3,667	107	3,774	3,391	914	4,305
Total property revenues	53,425	1,254	54,679	48,198	10,408	58,606
Property management revenues	2,234	-	2,234	2,154	-	2,154
Ancillary services revenues	1,079	-	1,079	1,214	-	1,214
Interest income	87	-	87	8	-	8
Other revenues	298	-	298	406	-	406
Total other revenues	3,698	-	3,698	3,782	-	3,782
Total revenues	57,123	1,254	58,377	51,980	10,408	62,388

Expenses:
Property operating and maintenance (exclusive of items shown below)	20,103	689	20,792	17,763	4,654	22,417
Real estate asset depreciation and amortization	12,487	72	12,559	11,791	2,433	14,224
Property management (owned and third party)	4,576	-	4,576	4,286	-	4,286
Ancillary services	865	-	865	1,064	-	1,064
Interest expense and credit enhancement fees	11,521	235	11,756	9,352	1,950	11,302
Amortization of deferred financing costs	492	13	505	414	91	505
General and administrative	3,150	-	3,150	2,974	-	2,974
Corporate asset depreciation and amortization	925	-	925	498	-	498
Unusual items	(3,300)	-	(3,300)	-	-	-
Debt extinguishment costs	-	156	156	-	-	-
Total expenses	50,819	1,165	51,984	48,142	9,128	57,270

Income from continuing operations before equity in income of joint ventures,
gain on sale and minority interest	6,304	89	6,393	3,838	1,280	5,118

Equity in income of joint ventures	485	-	485	484	-	484
Gain on sale of operating real estate assets	-	34,697	34,697	-	2,382	2,382
Gain on sale of technology investment	5,838	-	5,838	-	-	-
Minority interest of common unitholders in Operating Partnership	(1,233)	(4,168)	(5,401)	(274)	(469)	(743)

Income from continuing operations	11,394	30,618	42,012	4,048	3,193	7,241

Operating income from discontinued operations, net of minority interest	216	(216)	-	1,114	(1,114)	-
Gain on sale of discontinued operations, net of minority interest	30,539	(30,539)	-	2,079	(2,079)	-
Debt extinguishment costs associated with the sale of real estate assets,
net of minority interest	(137)	137	-	-	-	-

Income from discontinued operations, net of minority interest	30,618	(30,618)	-	3,193	(3,193)	-

Net income	42,012	-	42,012	7,241	-	7,241

Dividends to preferred shareholders	(2,194)	-	(2,194)	(2,194)	-	(2,194)

Net income available to common shareholders	$ 39,818	$ -	$ 39,818	$ 5,047	$ -	$ 5,047

SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," requires, among other things, that operating results of certain real estate assets which have been sold subsequent to January 1, 2002, or otherwise qualify as held for sale (as defined by SFAS No. 144), be reflected as discontinued operations in the statements of operations for all periods presented.  During the year ended December 31, 2004, the Company sold the following wholly-owned operating apartment communities: one during the first quarter, one during the second quarter, three during the third quarter and four during the fourth quarter.  The three communities sold during the third quarter were classified as held for sale as of June 30, 2004.  During the three months ended March 31, 2005, the Company sold six wholly-owned apartment communities, five of which were classified as held for sale as of December 31, 2004.  The operating results for these 15 wholly-owned assets sold or classified as held for sale are reflected as discontinued operations in the statements of operations for all periods presented.  Interest expense has been allocated to the results of the discontinued operations in accordance with EITF No. 87-24.

During the second quarter of 2004, the Company contributed its interest in two operating apartment communities, Gables Palma Vista and Gables Wellington, to a joint venture in which the Company has a 50% interest.  During the fourth quarter of 2004, the Company admitted NYSTRS as a 49% member in a wholly-owned subsidiary that owns Gables Woodley Park.  Due to the Company's continuing involvement with the operations of these three communities, the operating results of these assets are included in continuing operations for all periods presented.

The table above presents the results as reported pursuant to SFAS No. 144, the results of the 15 assets included in discontinued operations, and the results before the impact of SFAS No. 144 for the three months ended March 31, 2005 and 2004, respectively.  The results before the impact of SFAS No. 144 are presented and reconciled here to facilitate reconciliation to items included elsewhere within the release that include results attributable to both continuing and discontinued operations.

GABLES RESIDENTIAL
Results of Joint Venture Operations
March 31, 2005
(Unaudited and amounts in thousands, except for property data)

The Company's share of the operating results for the communities owned by unconsolidated joint ventures in which it has an interest during the three months ended March 31, 2005 ("1Q 2005") and March 31, 2004 ("1Q 2004").

Company's share of joint venture results:
	1Q 2005
	Stabilized	Lease-up	Acquisitions	Sales		Total
	(1)	(2)	(3)	(4)	Total	1Q 2004
Rental and other property revenues	$ 5,136	$ -	$ -	$ -	$ 5,136	$ 1,289
Property operating and maintenance expenses
(exclusive of items shown separately below)	(1,917)	-	-	-	(1,917)	(535)
Property net operating income (NOI)	$ 3,219	$ -	$ -	$ -	$ 3,219	$ 754
Interest expense and credit enhancement fees	(1,413)	-	-	-	(1,413)	(283)
Amortization of deferred costs	(43)	-	-	-	(43)	(18)
Other	(24)	-	-	-	(24)	(10)
Gain on sale of non-operating real estate assets	-	-	-	-	-	-
Funds from operations (FFO)	$ 1,739	$ -	$ -	$ -	$ 1,739	$ 443
Gain on sale of operating real estate assets		-	-	-	-	432
Real estate asset depreciation	(1,254)	-	-	-	(1,254)	(391)
Equity in income of joint ventures	$ 485	$ -	$ -	$ -	$ 485	$ 484

Number of operating communities	9	-	-	-	9	9
Number of apartment homes in operating communities	2,960	-	-	-	2,960	2,975

(1) Communities that were owned and fully stabilized throughout 1Q 2005.
(2) Communities in development and/or lease-up that were not fully stabilized during all or any of 1Q 2005.
(3) Communities that were acquired subsequent to the beginning of 1Q 2005.
(4) Communities that were sold subsequent to the beginning of 1Q 2005.

GABLES RESIDENTIAL
Income Available for Debt Service and Preferred Dividends and Coverage Ratios
March 31, 2005
(Unaudited and amounts in thousands, except for coverage ratios)

	Three months ended
	March 31,
	2005	2004
Reconciliations from continuing and discontinued operations:

Net income available to common shareholders	$ 39,818	$ 5,047
Dividends to preferred shareholders	2,194	2,194
Minority interest of common unitholders in Operating Partnership	5,401	743
Interest expense and credit enhancement fees	11,756	11,302
Unusual items	(3,300)	-
Long-term compensation expense	475	519
Gain on sale of real estate assets:
Wholly-owned real estate assets	(34,697)	(2,382)
Joint venture real estate assets	-	(432)
Gain on sale of technology investment	(5,838)	-
Total gain on sale of real estate assets and technology investment	(40,535)	(2,814)
Debt extinguishment costs associated with the sale of real estate assets	156	-
Real estate asset depreciation and amortization:
Wholly-owned real estate assets	12,559	14,224
Joint venture real estate assets	1,254	391
Corporate asset depreciation	925	498
Amortization of deferred costs:
Wholly-owned real estate assets	505	505
Joint venture real estate assets	43	18
Total depreciation and amortization expense	15,286	15,636

Income available for debt service and preferred dividends (a)	$ 31,251	$ 32,627

Interest expense and credit enhancement fees (b)	$ 11,756	$ 11,302
Regularly scheduled principal amortization payments	333	444
Total debt service (c)	$ 12,089	$ 11,746

Dividends to preferred shareholders (d)	$ 2,194	$ 2,194

Capitalized interest	$ 2,119	$ 2,340
Capitalized interest funded by construction loans included
in capitalized interest above	$ 211	$ 239

Coverage ratios excluding capitalized interest:
Interest expense and credit enhancement fees (a)/(b)	2.66	2.89
Debt service (a)/(c)	2.59	2.78
Debt service and preferred dividends (a)/((c)+(d))	2.19	2.34

GABLES RESIDENTIAL
Consolidated Balance Sheets
March 31, 2005
(Unaudited and amounts in thousands, except for per share data)

	March 31,	December 31,
	2005	2004
ASSETS:
Real estate assets:
Land	$ 309,003	$ 287,115
Buildings and improvements	1,303,094	1,259,728
Furniture, fixtures and equipment	133,696	133,923
Construction in progress	126,327	100,245
Investment in joint ventures	74,086	74,902
Undeveloped land	42,007	13,411
Real estate assets before accumulated depreciation and assets held for sale	1,988,213	1,869,324
Accumulated depreciation	(263,347)	(264,218)
Assets held for sale, net of accumulated depreciation of $30,921	-	74,071
Net real estate assets	1,724,866	1,679,177

Cash and cash equivalents	11,794	8,963
Restricted cash	2,640	3,764
Deferred financing costs, net	6,003	3,243
Other assets, net	46,361	37,591
Total assets	$ 1,791,664	$ 1,732,738

LIABILITIES AND SHAREHOLDERS' EQUITY:
Notes payable, including $46,007 related to assets held for sale at December 31, 2004	$ 1,046,562	$ 982,535
Accrued interest payable	6,344	12,812
Preferred dividends payable	374	374
Real estate taxes payable	8,297	17,109
Accounts payable and accrued expenses - construction	14,266	10,669
Accounts payable and accrued expenses - operating	22,254	22,014
Security deposits	3,349	3,492
Series Z Preferred Shares at $25.00 liquidation preference, 180 shares
issued and outstanding, including accrued and unpaid dividends	6,027	5,971
Total liabilities	1,107,473	1,054,976

Minority interest of common unitholders in Operating Partnership	64,654	68,463

Shareholders' equity:
Excess shares, $0.01 par value, 51,000 shares authorized
Preferred shares, $0.01 par value, 20,000 shares authorized,
Series C-1 Preferred Shares at $25.00 liquidation preference,
1,600 shares issued and outstanding	40,000	40,000
Series D Preferred Shares at $25.00 liquidation preference,
3,000 shares issued and outstanding	75,000	75,000
Series Z Preferred Shares, reported above
Common shares, $0.01 par value, 100,000 shares authorized, 33,904 shares
and 33,796 issued at March 31, 2005 and December 31, 2004, respectively	339	338
Additional paid-in capital	587,827	589,022
Treasury shares at cost, 4,653 and 4,340 common shares at March 31, 2005 and
December 31, 2004, respectively	(116,019)	(105,174)
Deferred long-term compensation	(2,101)	(2,307)
Accumulated earnings	34,491	12,420
Total shareholders' equity	619,537	609,299
Total liabilities and shareholders' equity	$ 1,791,664	$ 1,732,738

GABLES RESIDENTIAL
Summary Balance Sheet Information for Gables' Unconsolidated Joint Ventures (JVs)
March 31, 2005
(Unaudited and amounts in thousands, except for property data)

	March 31, 2005
		Gables	Gables	GN	GN
		Residential	Residential	Apartment	Apartment	Henry Adams
		Apartment	Apartment	Fund LLC	Fund LLC	House	Summerset		December 31,
	Arbors of	Portfolio	Portfolio	South FL	Inland Empire CA	Apartments	Village		2004
GAAP Balance Sheet Summary at JV Level	Harbortown	JV (1)	JV Two (2)	Assets (3), (4)	Assets (4), (5)	LLC (4), (6)	LLC (7)	Total	Total

Real estate assets	$ 16,648	$ 48,563	$ 32,421	$ 50,512	$ 43,525	$ 54,621	$ 137,857	$ 384,147	$ 383,597
Less: accumulated depreciation	(5,667)	(9,526)	(2,947)	(8,340)	(5,942)	(1,973)	(551)	(34,946)	(32,652)
Net real estate assets	10,981	39,037	29,474	42,172	37,583	52,648	137,306	349,201	350,945
Other assets	3,218	806	1,048	792	1,081	624	1,293	8,862	9,049

Total assets	$ 14,199	$ 39,843	$ 30,522	$ 42,964	$ 38,664	$ 53,272	$ 138,599	$ 358,063	$ 359,994

Mortgage debt	$ 16,350	$ 28,000	$ 18,500	$ 30,680	$ 32,100	$ 35,568	$ 75,000	$ 236,198	$ 236,198
Other liabilities and minority interest	372	384	309	638	746	279	966	3,694	4,381
Partners' capital	(2,523)	11,459	11,713	11,646	5,818	17,425	62,633	118,171	119,415

Total liabilities and partners' capital	$ 14,199	$ 39,843	$ 30,522	$ 42,964	$ 38,664	$ 53,272	$ 138,599	$ 358,063	$ 359,994

Other Data:
Gables' stated ownership interest in JV	25.00%	60.00%	60.00%	50.00%	50.00%	51.00%	50.00%

Gables' share of JV mortgage debt (8)	$ 4,088	$ 16,800	$ 11,100	$ 15,340	$ 15,729	$ 18,140	$ 37,500	$ 118,697	$ 118,697
Gables' investment in JV	$ 911	$ 11,905	$ 2,507	$ 2,022	$ 17,260	$ 8,165	$ 31,316	$ 74,086	$ 74,902

Mortgage debt interest rate	low-floater	4.20%	4.25%	4.12%	6.07%	5.05%	4.735%
Credit enhancement maturity date	2006	n/a	n/a	n/a	n/a	n/a	n/a
Mortgage debt maturity date or first call date, if earlier	2013	2008	2008	2011	2009	2011	2012

Number of communities owned by JV	1	1	1	2	2	1	1	9	9
Number of apartment homes in operating and
development/lease-up communities owned by JV	345	435	274	411	532	211	752	2,960	2,960

(1) The Gables Residential Apartment Portfolio JV owns Gables Metropolitan I.
(2) The Gables Residential Apartment Portfolio JV Two owns Gables Metropolitan II.
(3) The GN Apartment Fund LLC owns 100% of each of Gables Palma Vista and Gables Wellington located in South Florida.
(4) Amounts represent the historical cost basis of the assets and liabilities contributed to the venture by the venture partners upon formation.
(5) The GN Apartment Fund LLC owns 98% of each of Gables Solana Ridge and Gables Tuscany Ridge located in the Inland Empire area of California.
(6) The Henry Adams House Apartments LLC owns Gables Woodley Park.
(7) The Summerset Village LLC owns Gables Summerset Village.
(8) Represents mortgage debt for each JV multiplied by Gables' ownership interest in each such JV after deducting minority interest applicable to (5).

GABLES RESIDENTIAL
Portfolio Indebtedness Summary
March 31, 2005
(Unaudited and amounts in thousands)

			March 31, 2005
				Interest	Total	Years to
Type of Indebtedness			Balance	Rate (1)	Rate (2)	Maturity

Fixed Rate:
Unsecured fixed-rate notes			$ 547,603	6.11%	6.11%	2.84
Secured fixed-rate notes			216,357	6.23%	6.23%	4.09

Total fixed-rate indebtedness			$ 763,960	6.14%	6.14%	3.19

Variable Rate:
Secured tax-exempt variable-rate loans			$ 56,525	2.34%	3.34%	1.84
Unsecured variable-rate credit facilities			211,172	3.41%	3.41%	3.25
Secured variable-rate construction loans			14,905	4.55%	4.55%	1.50

Total variable-rate indebtedness			$ 282,602	3.26%	3.46%	2.88

Total portfolio debt (3), (4), (5)			$ 1,046,562	5.36%	5.42%	3.11

(1) Interest Rate represents the weighted average interest rate incurred on the indebtedness, exclusive of deferred financing cost amortization and credit enhancement fees, as applicable.

(2) Total Rate represents the Interest Rate (1) plus credit enhancement fees, as applicable.

(3) Interest associated with construction activities is capitalized as a cost of development and does not impact current earnings. The qualifying construction expenditures at March 31, 2005 for purposes of interest capitalization were $171,820.

(4) Excludes unconsolidated joint venture indebtedness as presented on page 24.

(5) Gables' debt maturities at March 31, 2005 are as follows:

	Regularly	Balloon Principal Payments Due at Maturity
	Scheduled			Total	Total
	Principal Amortization	Credit		Balloon	Debt
	Payments	Facilities (6)	Remainder	Payments	Maturities
2005	$ 1,017	$ -	$ 16,860	$ 16,860	$ 17,877
2006	1,244	-	218,145	218,145	219,389
2007	1,341	-	206,398	206,398	207,739
2008	932	211,172	20,700	231,872	232,804
2009	829	-	191,242	191,242	192,071
2010 +	730	-	175,952	175,952	176,682

Total	$ 6,093	$ 211,172	$ 829,297	$ 1,040,469	$ 1,046,562

(6) Gables has an option to extend the maturity date of its credit facilities for one year to June 2009.

GABLES RESIDENTIAL
Selected Financial Data
March 31, 2005
(Unaudited and amounts in thousands, except for per share data)

		Page	1st Qtr.	1st Qtr.	%
	Notes	No. (1)	2005	2004	Change

Total revenues	(2)	20	$ 58,377	$ 62,388	-6.4%
Income available for debt service and preferred dividends	(2)	22	$ 31,251	$ 32,627	-4.2%

Income from continuing operations (net of preferred dividends)		15	$ 9,200	$ 1,854	396.2%
Income from discontinued operations, net of minority interest		15	$ 30,618	$ 3,193	858.9%
Net income available to common shareholders		15	$ 39,818	$ 5,047	688.9%
FFO available to common shareholders - diluted		16	$ 24,335	$ 17,591	38.3%
FFO available to common shareholders, after a supplemental adjustment to exclude
debt extinguishment costs associated with the sale of real estate assets - diluted		16	$ 24,491	$ 17,591	39.2%
AFFO available to common shareholders - diluted		16	$ 13,177	$ 13,523	-2.6%

Diluted Per Common Share Information:
Income from continuing operations (net of preferred dividends)		15	$ 0.31	$ 0.06	416.7%
Income from discontinued operations		15	$ 1.04	$ 0.11	845.5%
Net income available to common shareholders		15	$ 1.35	$ 0.17	694.1%
FFO available to common shareholders		16	$ 0.73	$ 0.53	37.7%
FFO available to common shareholders, after a supplemental adjustment to exclude
debt extinguishment costs associated with the sale of real estate assets		16	$ 0.73	$ 0.53	37.7%
AFFO available to common shareholders		16	$ 0.39	$ 0.40	-2.5%

Interest expense and credit enhancement fees	(2)	20	$ 11,756	$ 11,302	4.0%
Debt service	(2)	22	$ 12,089	$ 11,746	2.9%
Preferred dividends to shareholders		22	$ 2,194	$ 2,194	0.0%
Interest coverage ratio		22	2.66	2.89	-8.0%
Debt service coverage ratio		22	2.59	2.78	-6.8%
Debt service and preferred dividend coverage ratio		22	2.19	2.34	-6.4%
Capitalized interest		22	$ 2,119	$ 2,340	-9.4%

Gross operating margin for property operations		18	62.4%	63.1%	-0.7%

Dividends declared per common share		na	$ 0.6025	$ 0.6025	0.0%
Common share dividends as a % of FFO	(3)	na	82.5%	113.7%	-31.2%
Common share dividends as a % of FFO, after a supplemental adjustment to
exclude debt extinguishment costs associated with the sale of real estate assets	(3)		82.5%	113.7%	-31.2%
Common share dividends as a % of AFFO	(3)	na	154.5%	147.0%	7.5%

Gables Residential total return	(4), (5)	na	-5.3%	6.2%	nm
NAREIT Equity Residential REIT Total Return Index	(5), (6)	na	-9.2%	4.3%	nm

GABLES RESIDENTIAL
Selected Financial Data (continued)
March 31, 2005
(Unaudited and amounts in thousands, except for per share data)

		Page	March 31,	December 31,	%
	Notes	No. (1)	2005	2004	Change
Balance Sheet Information:
Construction in progress	(7)	23	$ 126,327	$ 100,245	26.0%
Total real estate assets, before accumulated depreciation
and assets held for sale		23	$ 1,988,213	$ 1,869,324	6.4%
Total assets		23	$ 1,791,664	$ 1,732,738	3.4%

Total debt outstanding		23	$ 1,046,562	$ 982,535	6.5%
Total qualifying construction expenditures	(8)	na	$ 171,820	$ 118,931	44.5%
Preferred shares at $25 liquidation preference		na	$ 119,500	$ 119,500	0.0%

Common shares outstanding		na	29,251	29,456	-0.7%
Common units outstanding		na	3,748	4,080	-8.1%
Total common shares and units outstanding		na	32,999	33,536	-1.6%

Closing common share price		na	$ 33.30	$ 35.79	-7.0%

GABLES RESIDENTIAL
Notes to Selected Financial Data
March 31, 2005
(Unaudited and amounts in thousands, except for per share information)

(1)	Reference is made to the page number within this press release for the reconciliation or source of the applicable selected financial data items.

(2)	Includes results attributable to both continuing and discontinued operations.

(3)	Common dividends per share as a percentage of FFO, FFO after a supplemental adjustment to exclude debt extinguishment costs associated with the sale of real estate assets and AFFO is calculated using the basic per share data on page 16.

(4)	Total return is presented on a year-to-date basis for the periods presented. Such computations assume an investment in the Company's common shares on the first day of the year-to-date period presented and the reinvestment of dividends through the period presented.

(5)	The long-term component of executives officers' incentive compensation is based on the annual total return to the
Company's shareholders relative to the annual total return for the Company's competitors in its industry sector, as measured by the NAREIT Apartment Index.

(6)	The NAREIT Equity Residential REIT Total Return Index (the "NAREIT Apartment Index") is an industry index of approximately 20 equity residential apartment REITs, including Gables. Total return is presented on a year-to-date basis for the periods presented. Such computations assume an investment in the index on the first day of the year-to-date period presented and the reinvestment of dividends through the period presented.

(7)	Construction in progress represents total costs incurred on Gables' wholly-owned development communities and incremental costs incurred on Gables' wholly-owned renovation communities. A reclassification of such costs into operating real estate assets is not made until construction is 100% complete.

(8)	Interest associated with construction activities is capitalized as a cost of development and does not impact current earnings. The amounts reflected represent qualifying construction expenditures for purposes of interest capitalization.

GABLES RESIDENTIAL
Development/Lease-up Communities
March 31, 2005

			Number of	Total	Cost				Actual or Estimated Quarter of
			Apartment	Budgeted	To	Percent at March 31, 2005			Construction	Initial	Construction	Stabilized
Macro-Market	Location	Community	Homes	Cost	Complete	Complete	Leased	Occupied	Start	Occupancy	End	Occupancy
				(millions)	(millions)

Wholly-Owned Development/Lease-up Communities:
Atlanta, GA	Emory/Decatur	Gables Rock Springs III (1)	193	$ 19	$ 7	63%	28%	7%	1 Q 2004	1 Q 2005	4 Q 2005	4 Q 2005
Houston, TX	River Oaks	Gables Upper Kirby (2)	144	21	9	43%	--	--	2 Q 2004	3 Q 2005	1 Q 2006	3 Q 2006
Houston, TX	River Oaks	Gables Kipling	27	6	5	5%	--	--	1 Q 2005	1 Q 2006	1 Q 2006	3 Q 2006
Washington, D.C.	Gaithersburg	Gables Rothbury	203	26	15	34%	--	--	3 Q 2004	3 Q 2005	1 Q 2006	3 Q 2006
Dallas, TX	Uptown	Gables Villa Rosa I	311	45	24	36%	--	--	2 Q 2004	4 Q 2005	3 Q 2006	4 Q 2006
Dallas, TX	Uptown	Gables West Village	75	9	5	10%	--	--	1 Q 2005	2 Q 2006	3 Q 2006	4 Q 2006
Dallas, TX	Uptown	Gables City Place Block 7c	103	13	11	7%	--	--	1 Q 2005	2 Q 2006	3 Q 2006	4 Q 2006
South FL	Palm Beach Gardens	Gables Montecito (3)	450	61	40	23%	--	--	2 Q 2004	4 Q 2005	1 Q 2007	2 Q 2007
South FL	Boca Raton	Gables Marbella	261	61	45	1%	--	--	1 Q 2005	1 Q 2006	2 Q 2007	3 Q 2007
Atlanta, GA	Perimeter Center	Gables Metropolitan III	448	62	45	4%	--	--	1 Q 2005	2 Q 2006	2 Q 2007	4 Q 2007
Wholly-Owned totals			2,215	$ 323	$ 206

Wholly-Owned Completed Communities in Lease-up:
Austin, TX	Northwest	Gables Grandview	458	$ 56	$ -	100%	80%	78%	1 Q 2003	4 Q 2003	4 Q 2004	4 Q 2005
Wholly-Owned totals			458	$ 56	$ -

Grand total			2,673

(1) This community represents the reconstruction of 56 apartment homes previously owned and operated by Gables into 193 apartment homes.
(2) These communities are secured by construction loans with an aggregate committed capacity of $35 million, of which $15 million was outstanding at March 31, 2005.
(3) Gables is developing single-family lots adjacent to this community and has such lots under contract for sale. Amounts pertaining to the single-family lots have been excluded from the disclosure above. At March 31, 2005, $12 million in costs have been incurred pertaining to the single family lots, $4 million of sales proceeds have been collected to date and the estimated cost to complete is $1 million. Net costs incurred to date of $8 million at quarter-end are included in construction in progress in the accompanying balance sheet.

This disclosure contains "forward-looking statements" within the meaning of the federal securities laws. See the discussion under "Forward-Looking
Statements" in the press release narrative accompanying this disclosure for matters to be considered in this regard.

GABLES RESIDENTIAL
Development Rights
March 31, 2005
Preliminary
Estimate of
Number of
Apartment
Macro-Market	Location	Homes

Land Owned at March 31, 2005:
Dallas, TX	Uptown	248
Houston TX	Inner Loop	362
Houston TX	Inner Loop	279
Washington, D.C.	Rockville, MD	216
Subtotal		1,105

Land Under Control at March 31, 2005:
Austin, TX	Westlake	198
Austin, TX	Downtown	142
Austin, TX	Downtown	375
Dallas, TX	Downtown	229
Dallas, TX	Uptown	272
Dallas, TX	Highland Park	62
Houston, TX	Galleria	175
Subtotal		1,453

Grand total		2,558

Gables has development rights for the future development of an estimated 2,558 apartment homes in eleven communities for total budgeted costs estimated to be approximately $425 million. These development rights include land owned for the future development of an estimated 1,105 apartment homes in four communities and land for the future development of an estimated 1,453 apartment homes that Gables has rights to acquire, either through options or long-term conditional contracts, upon which
Gables would intend to develop seven apartment communities. To the extent Gables exercised its land acquisition rights, and proceeded with its intent to develop apartment communities thereon and on the land it currently owns, Gables currently expects that the majority of the assets would begin contributing to earnings during 2007 and beyond.

In certain cases, the land pertaining to the development rights reflected above may not currently be zoned for multifamily development. In addition, certain of the parcels of land pertaining to the development rights and land acquisition rights reflected above may be owned or controlled through a long-term ground lease.

This disclosure contains "forward-looking statements" within the meaning of the federal securities laws. See the discussion under "Forward-Looking Statements" in the press release narrative accompanying this disclosure for matters to be considered in this regard.

GABLES RESIDENTIAL
Stabilized Communities
March 31, 2005
		March 31, 2005	March 31, 2005
	Number of	Physical	Market Rent per
Community	Homes	Occupancy	Home	Square Foot

Atlanta, GA
Briarcliff Gables	104	94%		$ 1,041	$ 0.84
Buckhead Gables	162	95%		778	1.03
Gables Cityscape	182	98%		862	1.02
Gables Druid Hills	272	95%		1,067	0.94
Gables Lenox Hills	480	94%		1,015	1.05
Gables Lindbergh	324	96%		1,110	1.09
Gables Metropolitan I (60% JV interest)	435	92%		1,201	1.07
Gables Metropolitan II (60% JV interest)	274	95%		1,256	1.13
Gables Mill	438	95%		768	0.83
Gables Montclair	183	98%		1,479	0.96
Gables Northcliff	82	100%		1,164	0.75
Gables Paces	80	96%		1,900	1.15
Gables Rock Springs I & II	365	99%		1,302	1.16
Gables Vinings	315	90%		950	0.89
Gables Walk	310	92%		967	0.82
Roswell Gables I	384	93%		766	0.70
Roswell Gables II	284	93%		830	0.70
Spalding Gables	252	96%		836	0.85
Wildwood Gables	546	94%		863	0.76
	5,472	94%		1,012	0.93
Houston, TX
Gables Augusta	312	92%		1,280	1.46
Gables Austin Colony	237	96%		798	0.82
Gables Cityscape	252	96%		844	0.99
Gables CityWalk/Waterford Square	317	95%		869	1.08
Gables Edgewater	292	97%		878	1.00
Gables Lions Head	277	96%		731	0.87
Gables Metropolitan Uptown	318	97%		928	1.02
Gables of First Colony	324	94%		1,002	1.01
Gables Piney Point	246	96%		862	0.93
Gables Pin Oak Green	581	95%		896	0.88
Gables Pin Oak Park	474	95%		909	0.89
Gables Rivercrest I	140	95%		734	0.87
Gables Rivercrest II	140	95%		715	0.85
Gables Windmill Landing	259	94%		714	0.82
	4,169	95%		889	0.96
South FL
Belmar	36	----	(1)	1,511	0.99
Gables Boca Place	180	98%		1,131	1.16
Gables Boynton Beach I	252	96%		1,012	0.84
Gables Boynton Beach II	296	97%		1,019	0.84
Gables Camino Real	235	94%		1,680	1.46
Gables Floresta	311	94%		1,387	1.05
Gables Kings Colony	480	96%		950	1.05
Gables Mizner on the Green	246	99%		1,704	1.35
Gables Palma Vista (50% JV interest)	189	92%		1,665	1.15
Gables San Michele I	249	95%		1,578	1.13
Gables San Michele II	343	94%		1,569	1.13
Gables San Remo	180	99%		1,355	1.00
Gables Town Colony	172	100%		1,054	1.23
Gables Town Place	312	91%	(2)	963	1.15
Gables Wellington (50% JV interest)	222	97%		1,185	1.03
	3,703	96%		1,283	1.10

GABLES RESIDENTIAL
Stabilized Communities (continued)
March 31, 2005
		March 31, 2005	March 31, 2005
	Number of	Physical	Market Rent per
Community	Homes	Occupancy	Home	Square Foot

Dallas, TX
Gables Ellis Street	245	96%	$ 1,474		$ 1.23
Gables Highland Park	55	80%	3,121		1.60
Gables Knoxbridge	334	94%	1,055		1.24
Gables Mirabella	126	94%	1,150		1.26
Gables Normandy	54	72%	1,141		0.98
Gables Parkwood	30	87%	822		1.31
Gables Pearl Street	108	96%	1,313		1.21
Gables Spring Park	188	96%	912		0.87
Gables State Thomas Townhomes	177	94%	1,714		1.15
Gables State Thomas Ravello	290	95%	1,545		1.35
Gables Turtle Creek Cityplace	232	93%	1,422		1.35
Gables Turtle Creek Dominion	150	94%	1,219		1.21
Gables Valley Ranch	319	97%	886		0.87
	2,308	94%	1,290		1.18
Austin, TX
Gables at the Terrace	308	95%	1,131		1.19
Gables Barton Creek	160	96%	1,397		1.20
Gables Bluffstone	256	93%	990		1.01
Gables Central Park	273	95%	1,362		1.45
Gables Great Hills	276	94%	818		0.99
Gables Park Mesa	148	96%	1,156		1.06
Gables Town Lake	256	98%	1,340		1.43
Gables West Avenue	239	98%	1,435		1.67
	1,916	96%	1,190		1.25
San Diego and Inland Empire, CA
Gables Solana Ridge (49% JV interest)	312	96%	1,151		1.24
Gables Summerset Village (50% JV interest)	752	95%	1,243		1.59
Gables Tuscany Ridge (49% JV interest)	220	98%	1,165		1.24
	1,284	96%	1,207		1.43
Washington, D.C.
Gables Dupont Circle	82	95%	2,778		2.85
Gables Woodley Park (51% JV interest)	211	93%	2,170		2.51
	293	94%	2,340		2.62
Orlando, FL
Gables Chatham Square	448	100%	--	(3)	--	(3)
The Commons at Little Lake Bryan	280	100%	--	(3)	--	(3)
	728	100%	--		--
Memphis, TN
Arbors of Harbortown (25% JV interest)	345	93%	911		0.92
	345	93%	911		0.92
Tampa, FL
Gables Beach Park	166	95%	1,672		1.33
	166	95%	1,672		1.33

TOTALS	20,384	95%	$ 1,122		$ 1.08

(1) This community was acquired by Gables in December 2003 for renovation and was 78% occupied at March 31, 2005.
It is adjacent to the Gables Marbella development community which is expected to comprise 261 apartment homes.

(2) This community is under renovation at March 31, 2005; therefore, occupancy is based on the number of apartment homes available for lease.

(3) This community is leased to a single user group pursuant to a triple net master lease. Accordingly, market rent data is not reflected as it is not comparable to the rest of Gables' portfolio.